UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2020

ANIXTER INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10212	94-1658138
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2301 Patriot Blvd., Glenview, IL	60026
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (224) 521-8000

Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $1 par value	AXE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On June 22, 2020, WESCO International, Inc., a Delaware corporation (“WESCO”), completed its previously announced acquisition of Anixter International Inc., a Delaware corporation (“Anixter”). Pursuant to the terms of the Agreement and Plan of Merger, dated as of January 10, 2020 (the “Merger Agreement”), by and among Anixter, WESCO and Warrior Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of WESCO (“Merger Sub”), Merger Sub was merged with and into Anixter (the “Merger”), with Anixter surviving the Merger and continuing as a wholly owned subsidiary of WESCO.

At the effective time of the Merger (the “Effective Time”), each outstanding share of common stock, par value $1.00 per share, of Anixter (the “Anixter Common Stock”) (subject to limited exceptions, including shares with respect to which dissenters’ rights have been validly exercised in accordance with Delaware law) was converted into the right to receive (i) $72.82 in cash, without interest, after giving effect to certain adjustments set forth in the Merger Agreement (the “Cash Consideration”), (ii) 0.2397 shares of common stock of WESCO (the “Common Stock Consideration”), par value $0.01 per share (the “WESCO Common Stock”) and (iii) 0.6356 depositary shares (the “Preferred Stock Consideration”), each representing a 1/1,000th interest in a share of newly issued fixed-rate reset cumulative perpetual preferred stock of WESCO, Series A, with a $25,000 stated amount per whole preferred share and an initial dividend rate equal to 10.625% (the “WESCO Series A Preferred Stock” and, collectively with the Cash Consideration and the Common Stock Consideration, the “Merger Consideration”).

No fractional shares of WESCO Common Stock or fractional depositary shares representing an interest in the WESCO Series A Preferred Stock will be issued in connection with the Merger. Each holder of Anixter Common Stock who would otherwise have been entitled to receive a fraction of a share of WESCO Common Stock or a fraction of a depositary share representing an interest in the WESCO Series A Preferred Stock (after taking into account all shares held by such holder) will instead receive cash (without interest) in lieu of such fractional share in accordance with the terms of the Merger Agreement.

The WESCO Series A Preferred Stock will have the designation and number of shares, and the relative powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series, as set forth in the form of Certificate of Designations attached as Exhibit 3.3 to the Registration Statement on Form 8-A filed by WESCO with the U.S. Securities and Exchange Commission (the “SEC”) on June 19, 2020 (the “Form 8-A”). In addition, the depositary shares representing an interest in the WESCO Series A Preferred Stock will have the relative powers, preferences, rights, qualifications, limitations and restrictions as set forth in the Deposit Agreement attached as Exhibit 4.2 to the Form 8-A.

Approximately 8,150,228 shares of WESCO Common Stock and 21,611,534 depositary shares representing an interest in the WESCO Series A Preferred Stock were issued in connection with the Merger, and approximately $2,476 million in cash has been deposited with the exchange agent in connection with the Merger, for payment to Anixter stockholders. The issuance of shares of WESCO Common Stock in connection with the Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a Registration Statement on Form S-4 (File No. 333-236307) filed by WESCO with the SEC and declared effective on March 11, 2020 (the “Form S-4”). The joint proxy statement/prospectus included in the Form S-4 contains additional information about the Merger Agreement and the Merger. The issuance of depositary shares representing an interest in the WESCO Series A Preferred Stock in connection with the Merger was registered under the Securities Act pursuant to the Form 8-A.

Pursuant to the Merger Agreement, immediately prior to the Effective Time, each outstanding in-the-money Anixter stock option and each outstanding Anixter restricted stock unit award granted prior to January 10, 2020, became fully vested (in the case of any performance-based restricted stock unit award, with the level of achievement of performance-based vesting criteria measured in accordance with the terms of the applicable award agreement) and was cancelled in exchange for the right to receive, in consideration of and in full settlement thereof, in respect of each share of Anixter Common Stock underlying such award, a cash payment (without interest) equal to the value of the Merger Consideration (equal to the sum of $72.82, plus the value of 0.2397 shares of common stock of WESCO determined based on a specified volume weighted average trading price, plus $15.89 in respect of the Preferred Stock Consideration, in each case, subject to certain adjustments specified in the Merger Agreement), less the applicable per share exercise price in the case of an Anixter stock option. Outstanding out-of-the-money Anixter stock options were cancelled at the Effective Time for no consideration. At the Effective Time, each outstanding Anixter restricted stock unit award granted on or after January 10, 2020 was converted into a cash-settled WESCO phantom stock unit award.

A copy of the Merger Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Anixter with the SEC on January 13, 2020 and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

Item 1.02. Termination of a Material Definitive Agreement.

Satisfaction and Discharge of Anixter Inc.’s 5.125% Senior Notes due 2021

On June 22, 2020, in connection with the consummation of the Merger, Anixter Inc. (“Anixter OpCo”) called for redemption and satisfied and discharged its obligations under that certain Indenture, dated as of April 30, 2020 (the “ Base Indenture”), as supplemented by a Second Supplemental Indenture, dated as of September 23, 2014 (the “Second Supplemental Indenture”, and the Base Indenture as supplemented by the Second Supplemental Indenture, the “Indenture”) by and among Anixter OpCo, Anixter, and Wells Fargo Bank, National Association, as trustee (the “Trustee”) by depositing with the Trustee funds sufficient to redeem in full the $400 million aggregate principal amount of its 5.125% Senior Notes due 2021 (the “Anixter 2021 Notes”) and otherwise complying with the terms on the indenture related to satisfaction and discharge. The Anixter 2021 Notes will be redeemed on July 22, 2020, in accordance with the notice of redemption to holders of the Anixter 2021 Notes delivered on June 22, 2020.

Existing Anixter Credit Facilities

On June 22, 2020, in connection with the consummation of the Merger, (i) Anixter OpCo caused to be repaid all outstanding amounts owed under, and terminated, Anixter OpCo’s existing Credit Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Anixter Inventory Credit Agreement”), dated as of October 5, 2015, by and among Anixter OpCo, certain subsidiaries of Anixter OpCo party thereto, the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent, (ii) Anixter Receivables Corporation (“Anixter Receivables”) caused to be repaid all outstanding amounts owed under, and terminated, Anixter Receivables’ existing Credit Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Anixter Receivables Credit Agreement”), dated as of October 5, 2015, by and among Anixter Receivables, Anixter OpCo, the lenders from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent and the other parties thereto and (iii) Anixter Canada Inc. (“Anixter Canada”) caused to be repaid all outstanding amounts owed under, and terminated Anixter Canada’s existing Credit Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Anixter Canada Credit Agreement”), dated as of October 5, 2015, by and among Anixter Canada, Anixter MidHoldings B.V., the lenders from time to time party thereto and The Bank of Nova Scotia, as administrative agent. Upon termination of (i) the Anixter Inventory Credit Agreement, all of the guarantees of the obligations under the Anixter Inventory Credit Agreement were terminated and all liens granted under the Anixter Inventory Credit Agreement were released, (ii) the Anixter Receivables Credit Agreement, all of the guarantees of the obligations under the Anixter Receivables Credit Agreement were terminated and all liens granted under the Anixter Receivables Credit Agreement were released and (iii) the Anixter Canada Credit Agreement, all of the guarantees of the obligations under the Anixter Canada Credit Agreement were terminated and all liens granted under the Anixter Canada Credit Agreement were released.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note, Item 3.01, Item 3.03, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Prior to the Effective Time, shares of Anixter Common Stock were listed and traded on the New York Stock Exchange (“NYSE”) under the trading symbol “AXE.” In connection with the consummation of the Merger, Anixter no longer fulfills the listing requirements of the NYSE. On June 22, 2020, Anixter notified the NYSE that the Merger had been completed and requested that the trading of the shares of Anixter Common Stock on the NYSE be suspended prior to the opening of trading on June 22, 2020. Anixter has instructed the NYSE to file with the SEC on June 22, 2020 a notification on Form 25 to delist the Anixter Common Stock from the NYSE and deregister the Anixter Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Additionally, Anixter intends to file with the SEC a certification on Form 15 under the Exchange Act to terminate Anixter’s registration under Section 12(g) of the Exchange Act and to suspend Anixter’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

As a result of the consummation of the Merger, WESCO became the beneficial owner of all shares of Anixter Common Stock and Anixter became a wholly owned subsidiary of WESCO.

The information set forth in the Introductory Note, Item 3.01, Item 3.03 and Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, at the Effective Time, Samuel Zell, Lord James Blyth, Frederic F. Brace, Linda Walker Bynoe, Robert J. Eck, William A. Galvin, F. Philip Handy, Melvyn N. Klein, Jamie Moffitt, George Muñoz, Scott R. Peppet, Valarie L. Sheppard, William S. Simon and Charles M. Swoboda resigned from their positions as members of the board of directors of Anixter and from any and all committees of the board of directors on which they served, and were replaced by the directors of Merger Sub, David S. Schulz and Brian M. Begg.

In addition, immediately following the Effective Time, William A. Galvin, Anixter’s President and Chief Executive Officer, Theodore A. Dosch, Anixter’s Executive Vice President – Finance and Chief Financial Officer, Justin C. Choi, Anixter’s Executive Vice President – General Counsel and Secretary, Robert M. Graham, Anixter’s Executive Vice President – Electrical & Electronic Solutions and William C. Geary II, Anixter’s Executive Vice President – Network & Security Solutions, ceased to serve in their respective positions for Anixter. Mr. Dosch will serve as Executive Vice President, Strategy & Chief Transformation Officer of WESCO. Mr. Geary will serve as Executive Vice President & General Manager of Communications & Security Solutions of WESCO.

Item 5.03. Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the certificate of incorporation of Anixter and the bylaws of Anixter were amended and restated in their entirety. The Amended and Restated Certificate of Incorporation of Anixter and the Fourth Amended and Restated By-laws of Anixter are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of January 10, 2020, by and among Anixter International Inc., WESCO International, Inc. and Warrior Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed on January 13, 2020)
3.1	Amended and Restated Certificate of Incorporation of Anixter International Inc., dated June 22, 2020
3.2	Fourth Amended and Restated By-laws of Anixter International Inc., dated June 22, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Anixter International Inc.
(Registrant)

June 22, 2020	By:	/s/ David S. Schulz
(Date)		David S. Schulz
President

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